Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-46155) pertaining to the Long-Term Incentive Plan of Gulf Island Fabrication, Inc.,

2.	Registration Statement (Form S-8 No. 333-88466) pertaining to the 2002 Long-Term Incentive Plan of Gulf Island Fabrication, Inc., and

3.	Registration Statement (Form S-8 No. 333-176187) pertaining to the 2011 Stock Incentive Plan of Gulf Island Fabrication, Inc.

4.	Registration Statement (Form S-8 No. 333-204158) pertaining to the 2015 Stock Incentive Plan of Gulf Island Fabrication, Inc.
of our reports dated March 9, 2016, with respect to the consolidated financial statements of Gulf Island Fabrication, Inc., and the effectiveness of internal control over financial reporting of Gulf Island Fabrication, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

New Orleans, Louisiana
March 9, 2016